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                                                                     Exhibit 4.6

                              UNITED RENTALS, INC.

                      1998 SUPPLEMENTAL STOCK OPTION PLAN

There is hereby established a 1998 Supplemental Stock Option Plan (the "Supplemental Plan"). The Supplemental Plan provides for the grant to employees, who are not directors or officers, of United Rentals, Inc. (the "Company") and consultants and independent contractors who perform services for the Company or its subsidiaries of options ("Options") to purchase shares of common stock of the Company ("Common Stock").

1.  Purpose.  The purpose of the Supplemental Plan is to provide additional
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incentive to employees, who are not officers or directors of the Company, and consultants and independent contractors who render services to the Company, who are responsible for the management and growth of the Company, or otherwise contribute to the conduct and direction of its business, operations and affairs. It is intended that Options granted under the Supplemental Plan strengthen the desire of such persons to join and remain in the employ of (or in the rendering of services to) the Company and stimulate their efforts on behalf of the Company.

2.  The Stock.  The aggregate number of shares of Common Stock which may be
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subject to Options under this Supplemental Plan shall not exceed 2,750,000.
Such shares may be either authorized and unissued shares, or treasury shares. If any Option granted under the Supplemental Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Supplemental Plan.

3.  Administration of the Supplemental Plan.
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     (a) The Supplemental Plan shall be administered by a committee (the
"Committee") which shall be appointed by the Board of Directors of the Company (the "Board") from among its members. Subject to the express provisions of the Supplemental Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, the times when they shall receive them and the number of shares of Common Stock to be subject to each Option, and other terms relating to the grant of Options.
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     (b) Subject to the express provisions of the Supplemental Plan, the
Committee shall have authority to construe the respective option agreements and the Supplemental Plan, to prescribe, amend and rescind rules and regulations relating to the Supplemental Plan, to determine the terms and provisions of the respective option agreements (which need not be identical) and, as specified in this Supplemental Plan, the fair market value of the Common Stock, and to make all other determinations necessary or advisable for administering the Supplemental Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Supplemental Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 3 shall be conclusive.

     (c) The Committee may, in its sole discretion, and subject to such terms and conditions as it may adopt, accelerate the date or dates on which some or all outstanding Options may be exercised.

     (d) The Committee may require that any Option Shares issued be legended as necessary to comply with applicable federal and state securities laws.


4.  Eligibility.  Options may be granted to such employees, who are not officers
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or directors, of the Company and consultants and independent contractors who render services to the Company as the Committee shall select from time to time.


5.  Option Price.  The price or prices per share of Common Stock to be sold
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pursuant to an Option (the "Exercise Price") shall be such as shall be fixed by the Committee but shall not be less than the fair market value per share for such Common Stock on the date of grant of such Option.


6.  Period of Option Vesting.  The Committee shall determine for each Option the
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period during which such Option shall be exercisable in whole or in part.

7.  Effect of Termination of Employment.  The Committee shall determine for each
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Option the extent, if any, to which such Option shall be exercisable in the event of the termination of the person to whom such Option was granted ("Optionee") from employment with or rendering of other services to the Company.

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8.  Payment for Shares of Common Stock.  Upon exercise of an Option, the
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Optionee shall make full payment of the Option Price in cash, or, with the consent of the Committee and to the extent permitted by it:

     (a) with Common Stock of the Company valued at fair market value on date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company's earnings;

     (b) with a full recourse interest bearing promissory note of the Optionee, secured by a pledge of the shares of Common Stock received upon exercise of such Option, and having such other terms and conditions as determined by the Committee;

     (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the Exercise Price; or

     (d) any combination of any of the foregoing.

9.  Option Exercises.  Options shall be exercised by submitting to the Company a
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signed copy of notice of exercise in a form to be supplied by the Company.  The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the other terms of this Supplemental Plan.

10.  Limited Transferability of Option.  No Option shall be assignable or
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transferable by the Optionee to whom it is granted, other than by will or laws of descent and distribution, except that, upon approval by the Committee, the Optionee may transfer an Option (a) pursuant to a qualified domestic relations order as defined for purposes of the Employee Retirement Income Security Act of 1974, as amended, or (b) by gift: to a member of the "Family" (as defined below) of the Optionee, to or for the benefit of one or more organizations qualifying under Code Sec. 501(c)(3) and 170(c)(2) (a "Charitable Organization") or to a trust for the exclusive benefit of the Optionee, one or more members of the Optionee's Family, one or more Charitable Organizations, or any combination of the foregoing, provided that any such transferee shall enter into a written agreement to be bound by the terms of this Supplemental Plan and the option agreement. For this purpose, "Family" shall

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mean the ancestors, spouse, siblings, spouses of siblings, lineal descendants and spouses of lineal descendants of the Optionee.

11.  Other Supplemental Plan Terms.
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     (a) The Committee may grant more than one Option to an individual, and, such Option may be in addition to, in tandem with, or in substitution for, Options previously granted under the Supplemental Plan or of another corporation and assumed by the Company.

     (b) The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Supplemental Plan or otherwise to be conditioned upon the granting to the employee of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such employee. Such new Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Supplemental Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

     (c) Options under the Supplemental Plan may be granted at any time after the Supplemental Plan has been adopted by the Board.

     (d) In the event of a reorganization, recapitalization, liquidation, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any change in the corporate structure or shares of common stock of the Company, pursuant to any of which events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares of Common Stock available under the Supplemental Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Supplemental Plan in such manner as it shall deem equitable in its sole discretion.

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     (e) An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

     (f) The Company shall effect the grant of Options under the Supplemental Plan, in accordance with determinations made by the Committee, by execution of instruments in writing in a form approved by the Committee. Each Option shall contain such terms and conditions (which need not be the same for all Options, whether granted at the time or at different times) as the Committee shall deem to be appropriate and not inconsistent with the provisions of the Supplemental Plan, and such terms and conditions shall be agreed to in writing by the Optionee.

12.  Certain Definitions.
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     (a) Fair Market Value.  As used in the Supplemental Plan, the term "fair
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market value" shall mean as of any date:

          (i) if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances;

          (ii) if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made; or

          (iii) if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

     (b) Subsidiary and Parent.  The term "subsidiary" and "parent" as used in
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the Supplemental Plan shall have the respective meanings set forth in Sections
424(f) and (e) of the Code.

13.  Not an Employment Contract.  Nothing in the Supplemental Plan or in any
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Option or stock option agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time.

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14.  Withholding Taxes.  Whenever the Company proposes or is required to issue
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or transfer shares of Common Stock under the Supplemental Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may, in its sole discretion from time to time, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.


15.  Agreements and Representations of Optionees.  As a condition to the
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exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended (the "Securities Act"), and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

16.  Amendment and Discontinuance of the Supplemental Plan.  The Board may at
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any time alter, suspend or terminate the Supplemental Plan, but no change shall be made which will have a materially adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained.

17.  Other Conditions.
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     (a) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Supplemental Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Options under the Supplemental Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

     (b) At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or

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regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

18.  Approval; Effective Date; Governing Law.  This Supplemental Plan shall
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become effective upon the adoption by the Board.  This Supplemental Plan shall be interpreted in accordance with the internal laws of the State of Connecticut.

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